Exhibit 1.1

$250,000,000

HEALTH CARE PROPERTY INVESTORS, INC.

(a Maryland Corporation)

5 5/8% Senior Notes

due 2017

UNDERWRITING AGREEMENT

i

TABLE OF CONTENTS

(continued)

ii

$250,000,000

HEALTH CARE PROPERTY INVESTORS, INC.

(a Maryland corporation)

5 5/8% Senior Notes

due 2017

UNDERWRITING AGREEMENT

April 22, 2005

UBS Securities LLC

299 Park Avenue

New York, New York 10171

As Representative of the several Underwriters

Dear Sirs:

Health Care Property Investors, Inc., a Maryland corporation (the “Company”), confirms its agreement with each of the Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom UBS Securities LLC is acting as representative (the “Representative”), with respect to the sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of $250,000,000 aggregate principal amount of the Company’s 5 5/8% Senior Notes due 2017 (the “Securities”). The Securities are to be issued pursuant to an indenture dated September 1, 1993 (the “Indenture”) between the Company and The Bank of New York, as trustee (the “Trustee”). The term “Indenture,” as used herein, includes the Officers’ Certificate (as defined in the Indenture) establishing the form and terms of the Securities pursuant to Section 301 of the Indenture.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-111174) under the Securities Act of 1933, as amended (the “1933 Act”) for the registration of common stock, par value $1.00 per share (“Common Stock”), preferred stock, par value $1.00 per share (“Preferred Stock”), and debt securities, including the Securities (collectively, the “Registered Securities”), which registration statement has been declared effective by the Commission and copies of which have heretofore been delivered to you. Such registration statement, in the form in which it was declared effective, as amended through the date hereof, including all documents incorporated or deemed to be incorporated by reference therein through the date hereof, is hereinafter referred to as the “Original Registration Statement.” Any registration statement filed pursuant to Rule 462(b) of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”) is herein referred to as the “Rule 462(b) Registration Statement.” The Original Registration Statement, together with any Rule 462(b) Registration Statement, is hereinafter referred to as the “Registration Statement.” The Company proposes to file with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations the Prospectus Supplement (as defined in Section 3(i) hereof) relating to the Securities and the prospectus dated December 15, 2003 (the “Base Prospectus”) relating to the Registered Securities, and has previously advised you of all further information (financial and other) with respect to the Company set forth therein. The Base Prospectus together with the Prospectus Supplement, in their respective forms on the date hereof (being the forms in which they are to be filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations), including all documents incorporated or deemed to be incorporated by reference therein through the date hereof, are hereinafter referred to as, collectively, the “Prospectus,” except that if any revised prospectus or prospectus supplement shall be provided to the Underwriters by the Company for use in connection with the offering and sale of the Securities which differs from the Prospectus (whether or not such revised prospectus or prospectus supplement is required to be filed by the Company pursuant to Rule 424(b) of the 1933 Act Regulations), the term “Prospectus” shall refer to such revised prospectus or prospectus supplement, as the case may be, from and after the time it is first provided to the Underwriters for such use. Unless the context otherwise requires, all references in this Agreement to documents, financial statements and schedules and other information which is “contained,” “included,” “stated,” “described in” or “referred to” in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such documents, financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”), after the date of this Agreement which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be.

The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representative deems advisable after this Agreement has been executed and delivered.

Section 1. Representations and Warranties.

(a) The Company represents and warrants to each Underwriter as of the date hereof (such date being hereinafter referred to as the “Representation Date”) and as of the Closing Time referred to in Section 2 as follows:

(i) Compliance with Registration Requirements. The Company meets the requirements for use of Form S-3 under the 1933 Act and the 1933 Act Regulations. Each of the Original Registration Statement and any Rule 462(b) Registration Statement and the Base Prospectus, at the respective times the Original Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and as of the Representation Date, complied and comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations (including Rule 415(a) of the 1933 Act Regulations), and the Trust Indenture Act of 1939, as amended (the “1939 Act”), and the rules and regulations of the Commission under the 1939 Act, (the “1939 Act Regulations”), and did not and as of the Representation Date and at the Closing Time do not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. No stop order suspending the effectiveness of the Original Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with. The Prospectus, at the Representation Date (unless the term “Prospectus” refers to a prospectus which has been provided to the Underwriters by the Company for use in connection with the offering of the Securities which differs from the Prospectus filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations, in which case at the time it is first provided to the Underwriters for such use) and at the Closing Time referred to in Section 2 hereof, does not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection (i) shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through the Representative expressly for use in the Registration Statement or the Prospectus or the information contained in any Statement of Eligibility and Qualification of a trustee under the 1939 Act filed as an exhibit to the Registration Statement (a “Form T-1”). For purposes of this Section 1(a), all references to the Registration Statement, any post-effective amendments thereto and the Prospectus shall be deemed to include, without limitation, any electronically transmitted copies thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis, and Retrieval system (“EDGAR”).

(ii) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference into the Prospectus pursuant to Item 12 of Form S-3 under the 1933 Act, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”), and, when read together and with the other information in the Prospectus, at the respective times the Registration Statement and any amendments thereto became effective, at the Representation Date and at Closing Time, did not, do not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(iii) Independent Accountants. The accountants who audited the financial statements and supporting schedules included or incorporated by reference in the Registration Statement and the Prospectus are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

(iv) Financial Statements. The financial statements and any supporting schedules of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement and the Prospectus present fairly the consolidated financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations for the periods specified; and, except as otherwise stated in the Registration Statement and the Prospectus, said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis; and the supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein; the selected financial data and the summary financial information, if any, included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement and the Prospectus; the pro forma financial statements and the related notes thereto, if any, included or incorporated by reference in the Registration Statement and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein; and the Company’s ratios of earnings to fixed charges included in the Prospectus under the caption “Ratio of Earnings to Fixed Charges” and in Exhibit 12 to the Registration Statement have been calculated in compliance with Item 503(d) of Regulation S-K of the Commission.

(v) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein or contemplated thereby, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) except for regular quarterly dividends on the Company’s Common Stock and Preferred Stock, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(vi) Good Standing of the Company. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus; the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify and be in good standing would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise; and the Company is in substantial compliance with all laws, ordinances and regulations of each state in which it owns properties that are material to the properties and business of the Company and its subsidiaries considered as one enterprise in such state.

(vii) Good Standing of Subsidiaries. Each subsidiary of the Company which is a significant subsidiary (each, a “Significant Subsidiary”) as defined in Rule 405 of Regulation C of the 1933 Act Regulations has been duly organized and is validly existing as a corporation, limited liability company or partnership, as the case may be, in good standing under the laws of the jurisdiction of its organization, has power and authority as a corporation, limited liability company or partnership, as the case may be, to own, lease and operate its properties and conduct its business as described in the Prospectus and is duly qualified as a foreign corporation, limited liability company or partnership, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify and be in good standing would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise; all of the issued and outstanding capital stock of each such corporate subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and, except for directors’ qualifying shares, is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; and all of the issued and outstanding partnership or limited liability company interests of each such subsidiary which is a partnership or limited liability company, as applicable, have been duly authorized (if applicable) and validly issued and are fully paid and non-assessable and (except for other partnership or limited liability company interests described in the Prospectus) are owned by the Company, directly or through corporate subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

(viii) REIT Status. Commencing with its taxable year ending December 31, 1985, the Company has at all times operated in such manner as to qualify as a “real estate investment trust” under the Internal Revenue Code of 1986, as amended (the “Code”), and any predecessor statute thereto, and intends to continue to operate in such manner.

(ix) Capitalization. The authorized capital stock of the Company is as set forth in the Prospectus under “Capitalization,” and the shares of issued Common Stock and Preferred Stock have been duly authorized and validly issued and are fully paid and non-assessable. After giving effect to the sale of the Securities and the sale of any other of the Registered Securities to be issued prior to the delivery of the Securities, the aggregate amount of Registered Securities which have been issued and sold by the Company will not exceed the aggregate amount of theretofore unsold Registered Securities.

(x) Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries is in violation of its charter or bylaws or other organizational documents, as the case may be, or in material default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them or their properties may be bound or to which any of the property or assets of the Company or any of its subsidiaries is subject and in which the violation or default might result in a material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise; and the execution, delivery and performance of this Agreement, the Indenture and the Securities and the consummation of the transactions contemplated herein and therein and compliance by the Company with its obligations hereunder and thereunder have been duly authorized by all necessary corporate action and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the charter or bylaws of the Company or any law, administrative regulation or administrative or court order or decree.

(xi) Absence of Proceedings. Except as disclosed in the Registration Statement, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened against or affecting, the Company or any of its subsidiaries, which is required to be disclosed in the Registration Statement, or which might result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, or which might materially and adversely affect the properties or assets thereof or which might materially and adversely affect the consummation of this Agreement or any transaction contemplated hereby; all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective property or assets is the subject which are not described in or incorporated by reference in the Registration Statement, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material to the Company; and there are no contracts or documents of the Company or any of its subsidiaries which are required to be filed or incorporated by reference as exhibits to, or incorporated by reference in, the Registration Statement by the 1933 Act or by the 1933 Act Regulations which have not been so filed.

(xii) Absence of Further Requirements. No authorization, approval, consent, order or decree of any court or governmental authority or agency is required for the consummation by the Company of the transactions contemplated by this Agreement or in connection with the offering, issuance or sale of the Securities hereunder, except such as may be required under state securities laws.

(xiii) Authorization of Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company and, upon execution and delivery by the Underwriters, will be a valid and legally binding agreement of the Company.

(xiv) Authorization of Indenture. The Indenture has been duly authorized, executed and delivered by the Company and is a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditor’s rights generally or by general equitable principles. The Indenture has been duly qualified under the 1939 Act.

(xv) Authorization of the Securities. The Securities have been duly authorized and, at the Closing Time, will have been duly executed by the Company and, when authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor specified in this Agreement, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles, and will be in the form contemplated by, and entitled to the benefits of, the Indenture.

(xvi) Description of the Securities. The Securities and the Indenture will conform in all material respects to the respective statements relating thereto contained in the Prospectus and will be in substantially the respective forms filed or incorporated by reference, as the case may be, as exhibits to the Registration Statement.

(xvii) Seniority of the Securities. The Securities rank and will rank on a parity with all unsecured indebtedness (other than subordinated indebtedness) of the Company that is outstanding on the date hereof or that may be incurred hereafter, and senior to all subordinated indebtedness of the Company that is outstanding on the date hereof or that may be incurred hereafter.

(xviii) Title to Property. The Company and its subsidiaries have good title to all real property or interests in real property owned by it or any of them, in each case free and clear of all liens, encumbrances and defects except such as are stated in or included in documents incorporated or deemed to be incorporated by reference in the Prospectus or such as would not materially adversely affect the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise; and at the time the Company and its subsidiaries first acquired title or such interest in such real property, the Company and its subsidiaries obtained satisfactory confirmations (consisting of policies of title insurance or commitments or binders therefor, opinions of counsel based upon the examination of abstracts, or other evidence deemed appropriate by the Company under the circumstances) confirming the foregoing. To the best knowledge of the Company, the instruments securing its real estate mortgage loans in favor of the Company and its subsidiaries create valid liens upon the real properties described in such instruments enjoying the priorities intended, subject only to exceptions to title which have no material adverse effect on the value of such interests in relation to the Company and its subsidiaries considered as one enterprise; and at the time the Company and its subsidiaries first acquired an interest in such real estate mortgage loans, the Company and its subsidiaries obtained satisfactory confirmations (consisting of policies of title insurance or commitments or binders therefor, opinions of counsel based upon the examination of abstracts, or other evidence deemed appropriate by the Company under the circumstances).

(xix) Investment Company Act. The Company is not required to be registered under the Investment Company Act of 1940, as amended (the “1940 Act”).

(xx) Rating of the Securities. The Securities are currently rated “Baa2” by Moody’s Investor’s Service Inc. and “BBB+” by Standard & Poor’s Corporation.

(b) Any certificate signed by any officer of the Company and delivered to the Representative or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

Section 2. Sale and Delivery to Underwriters; Closing.

(a) On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at 98.935% of the principal amount thereof, the aggregate principal amount of Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional principal amount of Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

(b) Payment of the purchase price for, and delivery of certificates for, the Securities shall be made at the office of Latham & Watkins LLP, 650 Town Center Drive, Suite 2000, Costa Mesa, California 92629-1925, or at such other place as shall be agreed upon by the Representative and the Company, at 7:00 a.m., California time, on April 27, 2005, or such other time not later than ten business days after such date as shall be agreed upon by the Representative and the Company (such time and date of payment and delivery being herein called “Closing Time”). Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company against delivery to the Representative for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them. Certificates for the Securities shall be in such denominations and registered in such names as the Representative may request in writing at least one business day before Closing Time. It is understood that each Underwriter has authorized the Representative, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Securities which it has agreed to purchase. UBS Securities LLC, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Securities to be purchased by any Underwriter whose check has not been received by the Closing Time, but such payment shall not release such Underwriter from its obligations hereunder. The certificates for the Securities will be made available for examination and packaging by the Representative not later than 10:00 a.m. on the last business day prior to Closing Time in New York, New York.

Section 3. Covenants of the Company. The Company covenants with each Underwriter as follows:

(a) Compliance with Securities Regulations and Commission Requests. The Company will notify the Representative immediately, and confirm the notice in writing, (i) of the effectiveness of any post-effective amendment to the Registration Statement, (ii) of the mailing or the delivery to the Commission for filing of the Prospectus or any amendment to the Registration Statement or amendment or supplement to the Prospectus or any document to be filed pursuant to the 1934 Act during any period when the Prospectus is required to be delivered under the 1933 Act, (iii) of the receipt of any comments or inquiries from the Commission relating to the Registration Statement or the Prospectus, (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, and (vi) of the issuance by any state securities commission or other regulatory authority of any order suspending the qualification or the exemption from qualification of the Securities under state securities or Blue Sky laws or the initiation of any proceedings for that purpose. The Company will make every reasonable effort to prevent the issuance by the Commission of any stop order and, if any such stop order is issued, to obtain the lifting thereof at the earliest possible moment. The Company will provide the Underwriters with copies of the form of Prospectus, in such number as the Underwriters may reasonably request, and file or transmit for filing with the Commission such Prospectus in accordance with Rule 424(b) of the 1933 Act Regulations by the close of business in New York on the second business day immediately succeeding the date hereof.

(b) Filing of Amendments. At any time when a Prospectus is required to be delivered under the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations in connection with sales of the Securities, the Company will give the Representative notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)) or any amendment or supplement to the Prospectus (including any revised prospectus which the Company proposes for use by the Underwriters in connection with the offering of the Securities that differs from the prospectus filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) of the 1933 Act Regulations), will furnish the Representative with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement or use any such prospectus to which the Representative or counsel for the Underwriters shall reasonably object.

(c) Delivery of Registration Statements. The Company will deliver to the Representative as many signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith and documents incorporated or deemed to be incorporated by reference therein) as the Representative may reasonably request and will also deliver to the Representative as many conformed copies of the Registration Statement as originally filed and of each amendment thereto (including documents incorporated or deemed to be incorporated by reference therein but without exhibits filed therewith) as the Representative may reasonably request.

(d) Delivery of Prospectuses. The Company will furnish to each Underwriter, from time to time during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request for the purposes contemplated by the 1933 Act or the 1934 Act or the respective applicable rules and regulations of the Commission thereunder.

(e) Continued Compliance with Securities Laws. If, at any time when a Prospectus is required to be delivered under the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations in connection with sales of the Securities, any event shall occur as a result of which it is necessary, in the opinion of counsel for the Underwriters or counsel for the Company, to amend or supplement the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, the Company will forthwith amend or supplement the Prospectus (in form and substance satisfactory to counsel for the Underwriters) so that, as so amended or supplemented, the Prospectus will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading, and the Company will furnish to the Underwriters a reasonable number of copies of such amendment or supplement.

(f) Blue Sky Qualifications. The Company will endeavor, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Representative may designate; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. In each jurisdiction in which the Securities shall have been so qualified, the Company will file such statements and reports as may be required by laws of such jurisdiction to continue such qualification in effect for as long as may be required for the distribution of the Securities.

(g) Earnings Statement. The Company will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the 1933 Act Regulations) covering the twelve month period beginning not later than the first day of the Company’s fiscal quarter next following the “effective date” (as defined in said Rule 158) of the Registration Statement.

(h) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner to be specified in the Prospectus Supplement under “Use of Proceeds.”

(i) Preparation of Prospectus Supplement. Immediately following the execution of this Agreement, the Company will prepare a prospectus supplement, dated the date hereof (the “Prospectus Supplement”), containing the terms of the Securities, the plan of distribution thereof and such other information as may be required by the 1933 Act or the 1933 Act Regulations or as the Representative and the Company deem appropriate, and will file or transmit for filing with the Commission in accordance with Rule 424(b) of the 1933 Act Regulations copies of the Prospectus (including such Prospectus Supplement).

(j) Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file promptly all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

(k) Lock-up Period. The Company, during the period beginning on the date hereof and continuing to and including the Closing Date, not to offer, sell, contract to sell or otherwise dispose of any debt securities of the Company or warrants to purchase debt securities of the Company substantially similar to the Securities (other than (i) the Securities or (ii) commercial paper issued in the ordinary course of business), without the prior written consent of the Representative.

Section 4. Payment of Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the printing and filing of the Indenture and the Registration Statement as originally filed and of each amendment thereto, (ii) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities; (iii) any fees payable in connection with the rating of the Securities; (iv) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, (v) the fees and disbursements of the Company’s counsel and accountants, (vi) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fee and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of a Supplemental Blue Sky Survey, (vii) the printing and delivery to the Underwriters in quantities as hereinabove stated of copies of the Registration Statement as originally filed and of each amendment thereto, of each preliminary prospectus and preliminary prospectus supplement and of the Prospectus and Prospectus Supplement and any amendments or supplements thereto, (viii) the printing and delivery to the Underwriters of copies of the Supplemental Blue Sky Survey and (ix) any fees or expenses of a depositary in connection with holding the securities in book-entry form.

If this Agreement is cancelled or terminated by the Representative in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

Section 5. Conditions of Underwriters’ Obligations. The obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company herein contained, to the performance by the Company of its obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement. At Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission. The Prospectus (including the Prospectus Supplement referred to in Section 3(i) hereof) shall have been filed or transmitted for filing with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations within the prescribed time period, and prior to Closing Time the Company shall have provided evidence satisfactory to the Representative of such timely filing or transmittal.

(b) Opinions. At Closing Time the Representative shall have received:

(1) The favorable opinion, dated as of Closing Time, of Latham & Watkins LLP, special counsel for the Company, as set forth in Exhibit A hereto.

(2) The favorable opinion, dated as of Closing Time, of Latham & Watkins LLP, special counsel for the Company, in form and scope satisfactory to counsel for the Underwriters and subject to customary assumptions, limitations and exceptions acceptable to counsel for the Underwriters, to the effect that:

(i) The Company was organized and has operated in conformity with the requirements for qualification as a REIT under the Internal Revenue Code of 1954 commencing with its taxable year ending December 31, 1985 and in conformity with the requirements for qualification as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”), commencing with its taxable year ending December 31, 1987, and its proposed method of operation will enable the Company to continue to meet the requirements for qualification and taxation as a REIT under the Code; and

(ii) The statements in the Prospectus set forth under the caption “Supplemental United States Federal Income Tax Considerations,” insofar as they purport to summarize certain provisions of the agreements, statutes or regulations referred to therein, are accurate summaries in all material respects.

(3) A statement by Latham & Watkins LLP that no facts came to its attention that caused it to believe that the Registration Statement, at the time of filing of the Company’s most recent Annual Report on Form 10-K, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of the date of the Prospectus Supplement or at the Closing Time, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that Latham & Watkins LLP expresses no belief with respect to (i) the financial statements, schedules or other financial data included or incorporated by reference in, or omitted from, the Registration Statement or the Prospectus or (ii) any Form T-1.

(4) The favorable opinion, dated as of Closing Time, of Ballard Spahr Andrews & Ingersoll, LLP, Maryland corporate counsel for the Company, in form and scope satisfactory to counsel for the Underwriters, to the effect that:

(i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland.

(ii) The Company has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus.

(iii) The authorized capital stock of the Company is as set forth in the Prospectus under “Capitalization.”

(iv) The execution and delivery of the Indenture have been duly and validly authorized by all necessary corporate action on the part of the Company under its charter and bylaws and the Maryland General Corporation Law (the “MGCL”). The Indenture has been duly executed and delivered by the Company.

(v) The issuance of the Securities pursuant to the Indenture, and the offer and sale of the Securities pursuant to this Agreement, have been duly authorized by all necessary corporate action on the part of the Company under its charter and bylaws and the MGCL.

(vi) Texas HCP, Inc. has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland and has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus. All of the issued and outstanding shares of capital stock of Texas HCP have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim.

(vii) The execution and delivery of this Agreement have been duly and validly authorized by all necessary corporate action on the part of the Company under its charter and bylaws and the MGCL. This Agreement has been duly executed and delivered by the Company.

(viii) The issuance and sale of the Securities by the Company and the compliance by the Company with the provisions of this Agreement and the Indenture and the consummation of the transactions contemplated hereby and thereby, will not result in any violation of the provisions of the charter or bylaws of the Company.

(ix) No authorization, approval, consent, decree or order of any Maryland court or governmental authority or agency is required under the MGCL for the consummation by the Company of the transactions contemplated by this Agreement or in connection with the sale of the Securities hereunder, except such as may have been obtained or rendered, as the case may be.

In rendering its opinion, Ballard Spahr Andrews & Ingersoll, LLP shall state that each of Sidley Austin Brown & Wood LLP, in rendering its opinion pursuant to Section 5(b)(6), and Latham & Watkins LLP, in rendering its opinion pursuant to Section 5(b)(1), may rely upon such opinion as to matters arising under the laws of the State of Maryland.

(5) The favorable opinion, dated as of Closing Time, of Edward J. Henning, General Counsel of the Company, in form and scope satisfactory to counsel for the Underwriters, to the effect that:

(i) To the best of such counsel’s knowledge and information, the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which its ownership or lease of substantial properties or the conduct of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

(ii) To the best of such counsel’s knowledge and information, each Significant Subsidiary of the Company is duly qualified as a foreign corporation, limited liability company or partnership, as the case may be, to transact business and is in good standing in each jurisdiction in which its ownership or lease of substantial properties or the conduct of its business requires such qualification, except where the failure to so qualify and be in good standing would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

(iii) To the best of such counsel’s knowledge and information, no material default exists in the due performance or observance by the Company or any of its subsidiaries of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument described or referred to in the Registration Statement or filed as an exhibit thereto or incorporated by reference therein which would have a material adverse effect on the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

(iv) To the best of such counsel’s knowledge and information, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments or documents required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto and the descriptions thereof or references thereto are correct.

(v) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus under “Capitalization” (except for subsequent issuances, if any, pursuant to reservations, agreements, dividend reinvestment plans or employee or director stock plans referred to in the Prospectus), and the shares of issued and outstanding Common Stock and Preferred Stock have been duly authorized and validly issued and are fully paid and non-assessable.

(vi) To the best of such counsel’s knowledge and information, there are no legal or governmental proceedings pending or threatened which are required to be disclosed in the Prospectus that are not so disclosed.

(vii) The issue and sale of the Securities and the compliance by the Company with the provisions of this Agreement, the Indenture and the Securities and the consummation of the transactions contemplated herein and therein will not, to the best of such counsel’s knowledge and information, result in any material violation of any order applicable to the Company of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties.

(6) The favorable opinion, dated as of Closing Time, of Sidley Austin Brown & Wood LLP, counsel for the Underwriters, with respect to the matters set forth in paragraphs 1, 2, 3, 4, 5 and 9 of Exhibit A hereto and in subparagraphs (i), (iv), (v) and (vii) of subsection (b)(4) of this Section. In rendering such opinion, Sidley Austin Brown & Wood LLP may rely upon the opinion of Ballard Spahr Andrews & Ingersoll, LLP, rendered pursuant to Section 5(b)(4), as to matters arising under the laws of the State of Maryland.

(7) In giving its opinion required by subsection (b)(6) of this Section, Sidley Austin Brown & Wood LLP shall additionally state that no facts have come to its attention that have caused it to believe that the Registration Statement, at the time of the filing of the Company’s most recent Annual Report on Form 10-K, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, at the Representation Date (unless the term “Prospectus” refers to a prospectus which has been provided to the Underwriters by the Company for use in connection with the offering of the Securities which differs from the Prospectus on file at the Commission at the Representation Date, in which case at the time it is first provided to the Underwriters for such use) or at Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that such counsel shall express no belief with respect to (i) the financial statements, schedules and other financial data included or incorporated by reference in or omitted from the Registration Statement or the Prospectus or (ii) any Form T-1.

(8) In giving their opinions, Latham & Watkins LLP, Edward J. Henning, Ballard Spahr Andrews & Ingersoll, LLP and Sidley Austin Brown & Wood LLP may rely, to the extent recited therein, (A) as to all matters of fact, upon certificates and written statements of officers of the Company, and (B) as to the qualification and good standing of the Company and each Significant Subsidiary to do business in any state or jurisdiction, upon certificates of appropriate government officials.

(c) Officers’ Certificate. At Closing Time there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representative shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has performed or complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or, to the best knowledge and information of such officer, threatened by the Commission. As used in this Section 5(c), the term “Prospectus” means the Prospectus in the form first used to confirm sales of the Securities.

(d) Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Representative shall have received from Ernst & Young LLP a letter,

dated such date, in form and substance satisfactory to the Representative, containing statements and information of the type ordinarily included in accountants “comfort letters” to underwriters with respect to financial statements and financial information included and incorporated by reference in the Registration Statement and the Prospectus (including, without limitation, the pro forma financial statements, if any) and substantially in the same form as the draft letter previously delivered to and approved by the Representative.

(e) Bring-down Comfort Letter. At Closing Time the Representative shall have received from Ernst & Young LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (d) of this Section, except that the specified date referred to therein shall be a date not more than three business days prior to Closing Time.

(f) Additional Documents. At Closing Time counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated and related proceedings, or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representative and counsel for the Underwriters.

(g) Maintenance of Ratings. At Closing Time, the Securities shall be rated at least Baa2 by Moody’s Investors Service Inc. and BBB+ by Standard & Poor’s Corporation, and the Company shall have delivered to the Representative a letter, dated the Closing Time, from each such rating agency, or other evidence satisfactory to the Representative, confirming that the Securities have such ratings; and since the date of this Agreement, there shall not have occurred a downgrading in the rating assigned to the Securities or any of the Company’s other securities by any “nationally recognized securities rating agency,” as that term is defined by the Commission for purposes of Rule 436(g)(2) under the 1933 Act, and no such organization shall have publicly announced that it has placed the Securities or any of the Company’s other securities on what is commonly termed a “watch list” for possible down-grading.

If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representative by notifying the Company at any time at or prior to Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof. Notwithstanding any such termination, the provisions of Sections 1, 4, 6, 7 and 8 shall remain in effect.

Section 6. Indemnification.

(a) Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its directors and officers, and each person, if any,

who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or any omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, any preliminary prospectus supplement or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

(iii) against any and all expense whatsoever, as incurred (including, subject to Section 6(c) hereof, the fees and disbursements of counsel chosen by the Representative), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that (A) this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative expressly for use in the Registration Statement (or any amendment thereto) or any preliminary prospectus, preliminary prospectus supplement or the Prospectus (or any amendment or supplement thereto), and (B) with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus or preliminary prospectus supplement, this indemnity agreement shall not inure to the benefit of the Underwriters (or to the benefit of any person controlling an Underwriter within the meaning of Section 15 of the 1933 Act) to the extent that any such loss, liability, claim, damage or expense of the Underwriters or any person controlling the Underwriters’ results from the fact that the Underwriters sold Securities to a person to whom it shall be established there was not sent or given by the Underwriters or on the Underwriters’ behalf at or prior to the written confirmation of the sale of such Securities to such person, a copy of the Prospectus (as then amended or supplemented), if required by law to have been so delivered, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, liability, claim, damage or expense and provided that the Company shall have met its obligation pursuant to this Agreement to provide the Underwriters with such Prospectus (as so amended or supplemented).

(b) Indemnification of the Company, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any preliminary prospectus, preliminary prospectus supplement or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus, preliminary prospectus supplement or the Prospectus (or any amendment or supplement thereto).

(c) Actions Against Parties; Notification. Each indemnified party shall give written notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Representative, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(e) EDGAR. For purposes of this Section 6, all references to the Registration Statement, any preliminary prospectus, preliminary prospectus supplement or the Prospectus, or any amendment or supplement to any of the foregoing, shall be deemed to include, without limitation, any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR.

Section 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus Supplement bear to the aggregate public offering price of the Securities as set forth on such cover.

The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it were offered exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.

Section 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement, or contained in certificates of officers of the Company submitted pursuant hereto or thereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or any controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to the Underwriters.

Section 9. Termination of Agreement.

(a) The Representative may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the date of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (ii) if there has occurred any material adverse change in the financial markets in the United States, any outbreak of hostilities or other calamity or crisis or change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Representative, impracticable to market the Securities or enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended by the Commission or a national securities exchange, or if trading generally on either the American Stock Exchange or the New York Stock Exchange or in the NASDAQ National Market has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchanges or by the NASDAQ National Market or by order of the Commission, the NASD or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (iv) if a banking moratorium has been declared by either federal, New York, Maryland or California authorities. As used in this Section 9(a), the term “Prospectus” means the Prospectus in the form first used to confirm sales of the Securities.

(b) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof. Notwithstanding any such termination, the provisions of Sections 4, 6, 7 and 8 shall remain in effect.

Section 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at Closing Time to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24-hour period, then:

(a) if the aggregate principal amount of Defaulted Securities does not exceed 10% of the aggregate principal amount of the Securities to be purchased, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(b) if the aggregate principal amount of Defaulted Securities exceeds 10% of the aggregate principal amount of the Securities to be purchased on such date, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement, either the Representative or the Company shall have the right to postpone Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

Section 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of written telecommunication. Notices to the Underwriters shall be directed to the Representative at UBS Securities LLC, 677 Washington Boulevard, Stamford, Connecticut 06901, Attention: Fixed Income Syndicate (fax 203.719.0495), and notices to the Company shall be directed to it at 3760 Kilroy Airport Way, Suite 300, Long Beach, California 90806, Attention: General Counsel, with a copy to R. Scott Shean, Esq. at Latham & Watkins LLP, 650 Town Center Drive., Suite 2000, Costa Mesa, California 92626-1925.

Section 12. Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and the officers and directors referred to in Sections 6 and 7 hereof and their heirs and legal representatives any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and said officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

Section 13. Governing Law and Time. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such State. Unless stated otherwise, all specified times of day refer to New York City time.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.

Very truly yours,

HEALTH CARE PROPERTY INVESTORS, INC.

By:	/s/ Edward J. Henning
Name:	Edward J. Henning
Title:	Senior Vice President, General Counsel and Corporate Secretary

CONFIRMED AND ACCEPTED,
as of the date first above written:

UBS SECURITIES LLC

By:	/s/ Authorized Signatory
Name:
Title:

By:	/s/ Authorized Signatory
Name:
Title:

For itself and as Representative of the

other Underwriters named in Schedule A hereto.

SCHEDULE A

Name of Underwriter	Aggregate Principal Amount of Securities
UBS Securities LLC	156,250,000
Banc of America Securities LLC	31,250,000
Barclays Capital Inc.	31,250,000
J.P. Morgan Securities Inc.	31,250,000

Total	$250,000,000

Schedule A-1